Exhibit (h)

PALMER SQUARE CAPITAL BDC INC.

[●] Shares of Common Stock

UNDERWRITING AGREEMENT

Dated: [●], 2024

i

EXHIBITS

Exhibit A	—	Underwriters
Exhibit B	—	Subsidiaries of the Company
Exhibit C	—	List of Persons Subject to Lock-Up
Exhibit D-1	—	Form of Lock-Up Agreement
Exhibit D-2	—	Form of Press Release Announcing Lock-Up Waiver
Exhibit E	—	Form of Opinion of Company Counsel
Exhibit F	—	Price-Related Information
Exhibit G	—	Issuer General Use Free Writing Prospectuses
Exhibit H	—	Written Testing-the-Waters Communication

ii

PALMER SQUARE CAPITAL BDC INC.

[●] Shares of Common Stock

UNDERWRITING AGREEMENT

[●], 2024

J.P. Morgan Securities LLC

BofA Securities, Inc.

RBC Capital Markets, LLC

UBS Securities LLC

As Representatives of the several Underwriters

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

c/o RBC Capital Markets, LLC

200 Vesey Street, 8th Floor

New York, New York 10281

c/o UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

Ladies and Gentlemen:

Palmer Square Capital BDC Inc., a Maryland corporation (the “Company”), confirms its agreement with J.P. Morgan Securities LLC (“JPM”), BofA Securities, Inc. (“BofA”), RBC Capital Markets, LLC (“RBC”), UBS Securities LLC (“UBS”) and each of the other underwriters named in Exhibit A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom JPM, BofA, RBC and UBS are acting as representatives (in such capacity, the “Representatives”), with respect to the issue and sale by the Company of a total of [●] shares (the “Initial Securities”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of Initial Securities set forth in said Exhibit A hereto, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of [●] additional shares of Common Stock to cover over-allotments, if any. The Initial Securities to be purchased by the Underwriters and all or any part of the [●] shares of Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.” Certain terms used in this Underwriting Agreement (this “Agreement”) are defined in Section 16 hereof.

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable.

Promptly after the execution and delivery of this Agreement, the Company will prepare and file with the Commission a prospectus dated [●], 2024 in accordance with the provisions of Rule 430A and Rule 424(b) and the Company has previously advised you of all information (financial and other) that will be set forth therein. Such prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), is herein called the “Prospectus.”

A Form N-54A Notification of Election to be Subject to Sections 55 through 65 of the 1940 Act filed pursuant to Section 54(a) of the 1940 Act (File No. 814-01334) (the “Notification of Election”), was filed with the Commission on January 16, 2020 under the 1940 Act.

The Company has entered into an Amended and Restated Investment Advisory Agreement, dated as of the date hereof (the “Investment Advisory Agreement”), with Palmer Square BDC Advisor LLC, in its capacity as the Company’s investment adviser (the “Adviser”). The Company has also entered into an Administration Agreement, dated as of January 14, 2020 (the “Administration Agreement”) with the Adviser, in its capacity as administrator.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time, as of the Closing Date referred to in Section 2(c) hereof, and as of each Option Closing Date (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(1) Compliance with Registration Requirements. The Company is eligible to use Form N-2. The Registration Statement, any Rule 462(b) Registration Statement and any other post-effective amendment thereto were declared or became effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act and no proceedings for that purpose or pursuant to Section 8A of the 1933 Act have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission, and any request on the part of the Commission for additional information has been complied with.

(2) Registration Statement, Prospectus and Disclosure at Time of Sale. At the respective times that the Initial Registration Statement, any Rule 462(b) Registration Statement and any amendments to any of the foregoing were declared or became effective, as the case may be, and at the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date), the Initial Registration Statement, any Rule 462(b) Registration Statement and any amendments to any of the foregoing complied and will comply in all material respects with the applicable requirements of the 1933 Act, the 1940 Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

At the respective times the Prospectus or any amendment or supplement thereto was filed pursuant to Rule 424(b) or issued, at the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date), and at any time when a prospectus is required (or, but for the provisions of Rule 172, would be required) by applicable law to be delivered in connection with sales of Securities (whether to meet the requests of purchasers pursuant to Rule 173(d) or otherwise), neither the Prospectus nor any amendment or supplement thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in the immediately preceding paragraph do not apply to statements in or omissions from the Registration Statement, any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters as aforesaid consists of the information described as such in Section 6(b) hereof.

As of the Applicable Time (except in the case of clause (z) below), none of (x) any Issuer General Use Free Writing Prospectuses, if any, issued at or prior to the Applicable Time, the Pre-Pricing Prospectus as of the Applicable Time and the information included on Exhibit F hereto, all considered together (collectively, the “General Disclosure Package”), (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, or (z) any Issuer General Use Free Writing Prospectus issued subsequent to the Applicable Time, when considered together with the General Disclosure Package, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus and the Prospectus and any amendments or supplements to any of the foregoing filed as part of the Registration Statement or any amendment thereto, filed pursuant to Rule 424 or delivered to the Underwriters for use in connection with the offering of the Securities, complied when so filed or when so delivered, as the case may be, in all material respects with the 1933 Act and the 1933 Act Regulations.

At the respective times that the Initial Registration Statement, any Rule 462(b) Registration Statement or any amendment to any of the foregoing were filed and at the date hereof, the Company was not and is not an “ineligible issuer” as defined in Rule 405, in each case without taking into account any determination made by the Commission pursuant to paragraph (2) of the definition of such term in Rule 405; and, without limitation to the foregoing, the Company has at all relevant times met, meets and will at all relevant times meet the requirements of Rule 164 for the use of a free writing prospectus (as defined in Rule 405) in connection with the offering contemplated hereby.

The copies of the Initial Registration Statement and any Rule 462(b) Registration Statement and any amendments to any of the foregoing and the copies of each preliminary prospectus, each Issuer Free Writing Prospectus that is required to be filed with the Commission pursuant to Rule 433 and the Prospectus and any amendments or supplements to any of the foregoing, that have been or subsequently are delivered to the Underwriters in connection with the offering of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise) were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. For purposes of this Agreement, references to the “delivery” or “furnishing” of any of the foregoing documents to the Underwriters, and any similar terms, include, without limitation, electronic delivery.

The Company has made available a “bona fide electronic road show” (as defined in Rule 433(h)(5)) in compliance with Rule 433(d)(8)(ii) such that no filing with the Commission of any “road show” (as defined in Rule 433(h)(4)) is required in connection with the offering of the Securities.

Each Issuer Free Writing Prospectus (if any), as of its issue date and at all subsequent times through the completion of the public offering and sale of the Securities, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus that has not been superseded or modified.

The Company has filed publicly on EDGAR at least 15 calendar days prior to any “road show” (as defined in Rule 433 under the Securities Act), any confidentially submitted registration statement and registration statement amendments relating to the offer and sale of the Securities.

(3) Emerging Growth Company. From the time of the effectiveness of the Company’s registration statement on Form 10 (File No. 000-56126) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the 1933 Act (an “Emerging Growth Company”).

(4) Testing-the-Waters Materials. The Company (i) has not alone engaged in any Testing-the-Waters Communications other than Testing-the-Waters Communications with the consent of JPM, RBC and UBS (the “TTW Representatives”) (x) with entities that are qualified institutional buyers within the meaning of Rule 144A under the 1933 Act (“QIBs”) or institutions that are accredited investors within the meaning of Rule 501 under the 1933 Act (“IAIs”) or (y) with entities that the Company reasonably believed to be QIBs or IAIs and otherwise in compliance with the requirements of Rule 163B under the 1933 Act and (ii) has not authorized anyone other than the TTW Representatives to engage in Testing-the-Waters Communications, except as agreed with JPM. The Company reconfirms that the TTW Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications other than those listed on Exhibit H hereto. Any individual Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement or the General Disclosure Package, and when taken together with the General Disclosure Package as of the Applicable Time, did not, and as of the Closing Date and as of any Option Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(5) Investment Company Act. The Company is a closed-end, non-diversified management investment company and has elected to be regulated as a business development company (“BDC”) under the 1940 Act and was eligible to make such an election.

(6) Independent Accountants. The accountants who certified the financial statements and any supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants with respect to the Company as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the PCAOB.

(7) Financial Statements. The financial statements of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules (if any) and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the results of operations, changes in net assets and cash flows of the Company and its consolidated subsidiaries for the periods specified; and all such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved and comply with all applicable accounting requirements under the 1933 Act and the 1933 Act Regulations. The supporting schedules, if any, included in the Registration Statement present fairly, in accordance with GAAP, the information required to be stated therein. There is no pro forma financial information that is required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus that is not included or incorporated by reference as required. All disclosures included in the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of Commission) comply with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable.

(8) No Material Adverse Change in Business. Except as otherwise disclosed in the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus (A) there has been no material adverse change or any development that could reasonably be expected to result in a material adverse change in the condition (financial or other), results of operations, business, properties, management or prospects of the Company and its subsidiaries taken as a whole (or on the performance by the Company of its obligations under this Agreement), whether or not arising in the ordinary course of business (in any such case, a “Material Adverse Effect”); (B) neither the Company nor any of its subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction or agreement that, individually or in the aggregate, is material with respect to the Company and its subsidiaries, taken as a whole, and neither the Company nor any of its subsidiaries has sustained any loss or interference with its business or operations from fire, explosion, flood, earthquake or other natural disaster or calamity, whether or not covered by insurance, or from any labor dispute or disturbance or court or governmental action, order or decree that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; and (C) except for regular periodic distributions on the Common Stock, there has been no dividend or distribution of any kind declared, paid or made by the Company or any of its subsidiaries on any class of its capital stock.

(9) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.

(10) Good Standing of Subsidiaries. Each subsidiary of the Company has been duly organized and is validly existing as a limited liability company in good standing under the laws of the jurisdiction of its organization, has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package or the Prospectus and is duly qualified as a foreign limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding limited liability company interests, membership interests or other similar interests of each such subsidiary have been duly authorized and are owned by the Company, directly or through subsidiaries, free and clear of any Lien; and none of the issued and outstanding limited liability company interests, membership interests or other similar interests of any such subsidiary was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of such subsidiary or any other person or entity. The only subsidiaries of the Company are the subsidiaries listed on Exhibit B hereto and Exhibit B hereto accurately sets forth the jurisdiction of organization of each such subsidiary.

(11) Capitalization. The authorized, issued and outstanding capital stock of the Company as of the date of this Agreement is as set forth in the column entitled “Actual” and in the corresponding line items under the caption “Capitalization” in the Pre-Pricing Prospectus and the Prospectus and, at the time of the purchase of the Initial Securities by the Underwriters on the Closing Date and as of each Option Closing Date (if any), the authorized, issued and outstanding capital stock of the Company will be as set forth in the column entitled “Pro Forma” and in the corresponding line items under such caption (in each case except for any Option Securities issued by the Company pursuant to this Agreement and issuances, if any, subsequent to the date of this Agreement pursuant to any dividend reinvestment plan described in the Pre-Pricing Prospectus and the Prospectus under the caption “Dividend Reinvestment Plan”). The Company has no employee or director stock option, stock purchase or other equity incentive plans. The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and were issued in compliance with all applicable foreign, state and federal securities and “blue-sky” laws; and none of the outstanding shares of capital stock of the Company was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person or entity.

(12) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(13) Investment Advisory Agreement and Administration Agreement. The Investment Advisory Agreement and the Administration Agreement have each been duly authorized, executed and delivered by the Company and are valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability.

(14) Authorization of Securities. The Securities to be sold by the Company under this Agreement have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable; no holder of the Securities is or will be subject to personal liability by reason of being such a holder; and the issuance and sale of the Securities to be sold by the Company under this Agreement are not subject to any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person or entity.

(15) Description of Securities. The Common Stock and the Company’s charter and bylaws conform in all material respects to the respective statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such statements conform to the rights set forth in the respective instruments and agreements defining the same.

(16) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its Organizational Documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any Company Document, except (solely in the case of Company Documents other than Subject Instruments) for such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect. The execution and delivery of and performance of obligations under this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Pre-Pricing Prospectus and the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations under this Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default, Termination Event or Repayment Event under, or result in the creation or imposition of any Lien upon any property or assets of the Company or any of its subsidiaries pursuant to, any Company Documents, except (solely in the case of Company Documents other than Subject Instruments) for such conflicts, breaches, defaults or Liens that would not, individually or in the aggregate, result in a Material Adverse Effect, nor will such action result in any violation of (i) the provisions of the Organizational Documents of the Company or any of its subsidiaries or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective assets, properties or operations.

(17) Absence of Labor Dispute. As of the date hereof, the Company and its subsidiaries do not have, and on the Closing Date the Company and its subsidiaries will not have, any employees.  To the knowledge of the Company, no labor dispute with the employees of the Adviser or Palmer Square Capital Management LLC exists, or to the knowledge of the Company, is imminent.

(18) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries that is required to be disclosed in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus (other than as disclosed therein), or that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations under this Agreement; the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject that are not described in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(19) Accuracy of Descriptions and Exhibits. The information in the Pre-Pricing Prospectus and the Prospectus under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Financial Condition, Liquidity and Capital Resources,” “Regulation,” “Distributions,” “Related Party Transactions, Certain Relationships and Conflicts of Interest,” “Shares Eligible for Future Sale,” “Management Agreements,” “Description of Capital Stock,” “Dividend Reinvestment Plan,” “Material U.S. Federal Income Tax Considerations” and the information in the Registration Statement under Item 30, in each case to the extent that it constitutes matters of law, summaries of legal matters, summaries of provisions of the Company’s charter or bylaws or any other instruments or agreements, summaries of legal proceedings, or legal conclusions, fairly summarizes the matters described therein in all material respects; all descriptions in the Registration Statement, the General Disclosure Package and the Prospectus of any other Company Documents are accurate in all material respects; and there are no franchises, contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments, agreements or documents required to be described or referred to in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that have not been so described and filed as required. This Agreement conforms in all material respects to the description thereof contained in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus.

(20) Possession of Intellectual Property. The Company and its subsidiaries own and possess or have valid and enforceable licenses to use, all patents, patent rights, patent applications, licenses, copyrights, inventions, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, service names, software, internet addresses, domain names and other intellectual property (including all goodwill associated with, and all registrations and applications for registrations of, the foregoing) (collectively, “Intellectual Property”) that is described in the Registration Statement, the General Disclosure Package or the Prospectus or that is necessary for the conduct of their respective businesses as currently conducted, as proposed to be conducted and as described in the Registration Statement, the General Disclosure Package and the Prospectus, except where the failure to own, license or have such rights would not have a Material Adverse Effect; neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with rights of others with respect to any Intellectual Property or of any facts or circumstances that would render any Intellectual Property invalid or inadequate to protect the interests of the Company or any of its subsidiaries therein; there are no third parties who have or, to the knowledge of the Company, will be able to establish rights to any Intellectual Property of the Company or any of its subsidiaries, except for, and to the extent of, the ownership rights of the owners of the Intellectual Property that the Registration Statement, the General Disclosure Package and the Prospectus disclose is licensed to the Company or any of its subsidiaries; there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s or any subsidiary’s rights in or to any such Intellectual Property, or challenging the validity, enforceability or scope of any such Intellectual Property, or asserting that the Company or any subsidiary infringes or otherwise violates, or would, upon the commercialization of any product or service described in the Registration Statement, the General Disclosure Package or the Prospectus, infringe or violate, any Intellectual Property of others, and the Company is unaware of any facts that could form a reasonable basis for any such action, suit, proceeding or claim; the Company and its subsidiaries have complied with the terms of each agreement pursuant to which any Intellectual Property has been licensed to the Company or any subsidiary, all such agreements are in full force and effect, and no event or condition has occurred or exists that gives or, with notice or passage of time or both, would give any person or entity the right to terminate any such agreement; and there is no patent or patent application that contains claims that interfere with the issued or pending claims of any such Intellectual Property of the Company or any of its subsidiaries or that challenges the validity, enforceability or scope of any such Intellectual Property.

(21) Absence of Further Requirements. (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (B) no authorization, approval, waiver, vote or consent of any holder of capital stock or other securities of the Company or creditor of the Company or any of its subsidiaries, (C) no authorization, approval, waiver or consent under any Company Document, and (D) no authorization, approval, waiver, vote or consent of any other person or entity, is necessary or required for the authorization, execution, delivery or performance of obligations by the Company of this Agreement, for the offering of the Securities as contemplated by this Agreement, for the issuance, sale or delivery of the Securities to be sold by the Company pursuant to this Agreement, or for the consummation of any of the other transactions contemplated by this Agreement, in each case on the terms contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, except such as have been obtained under the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and except that no representation is made as to such authorization, approval, waiver, vote or consent as may be required under state or foreign securities laws.

(22) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; and, except as would not, individually or in the aggregate, result in a Material Adverse Effect, the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, all such Governmental Licenses are valid and in full force and effect and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses.

(23) Title to Property. The Company owns or leases or has access to all properties and assets as are necessary to the conduct of its operations as presently conducted.

(24) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the receipt and application of the net proceeds therefrom as described in the General Disclosure Package and the Prospectus under the caption “Use of Proceeds,” will not be, required to register as an investment company under the 1940 Act.

(25) Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus and except as would not, individually or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, Liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(26) Absence of Registration Rights. There are no persons or entities with registration rights or other similar rights to have any securities (debt or equity) registered pursuant to the Registration Statement or included in the offering contemplated by this Agreement or otherwise registered by the Company under the 1933 Act, and there are no persons or entities with co-sale rights, tag-along rights or other similar rights to have any securities (debt or equity) included in the offering contemplated by this Agreement or sold in connection with the sale of Securities, except in each case for such rights that have been duly waived in writing; and the Company has given all notices required by, and has otherwise complied with its obligations under, all registration rights agreements, co-sale agreements, tag-along agreements and other similar agreements in connection with the transactions contemplated by this Agreement.

(27) Parties to Lock-Up Agreements. Each of the persons listed on Exhibit C hereto has executed and delivered to the Representatives a lock-up agreement in the form of Exhibit D-1 hereto. Exhibit C hereto contains a true, complete and correct list of all directors and officers of the Company and holders of 5% or greater of the outstanding shares of Common Stock.

(28) NYSE. The outstanding shares of Common Stock and the Securities being sold hereunder by the Company have been approved for listing, subject only to official notice of issuance, on the NYSE.

(29) FINRA Matters. All of the information provided to the Representatives or to counsel for the Underwriters by the Company or its representatives in connection with any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rule 5110 is true, complete and correct.

(30) Tax Returns. The Company and its subsidiaries have filed all foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof, except where the failure so to file would not, individually or in the aggregate, result in a Material Adverse Effect, and have paid all taxes (including, without limitation, any estimated taxes) required to be paid and any other assessment, fine or penalty, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, result in a Material Adverse Effect.

(31) Insurance. The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and any fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not, individually or in the aggregate, result in a Material Adverse Effect.

(32) Accounting and Disclosure Controls. The Company and its subsidiaries maintain and have effective “internal control over financial reporting” (as defined in Rule 13a-15 of the 1934 Act Regulations). The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there has not been (1) at any time since the Company’s inception, any material weakness (as defined in Rule 1-02 of Regulation S-X of the Commission) in the Company’s internal control over financial reporting (whether or not remediated), or (2) any fraud, whether or not material, involving management or other employees who have a role in the Company’s internal control over financial reporting and, since the end of the Company’s most recent fiscal year for which audited financial statements are included in the Registration Statement, the General Disclosure Package and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and its subsidiaries have established, maintained and periodically evaluate the effectiveness of “disclosure controls and procedures” (as defined in Rules 13a-15 and 15d-15 of the 1934 Act Regulations); such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act are recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

The Company’s independent public accountants and the audit committee of the Company’s board of directors have been advised of all material weaknesses, if any, and significant deficiencies (as defined in Rule 1-02 of Regulation S-X of the Commission), if any, in the Company’s internal control over financial reporting and of all fraud, if any, whether or not material, involving management or other employees who have a role in the Company’s internal controls and financial reports, in each case that occurred or existed, or was first detected, at any time since the Company’s inception.

(33) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act with which any of them is required to comply, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(34) Pending Proceedings and Examinations; Comment Letters. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act. The Company has provided the Representatives with true, complete and correct copies of any written comments received from the Commission by the Company or its legal counsel or accountants, and of any transcripts made by the Company, its legal counsel or accountants of any oral comments received from the Commission, with respect to the Registration Statement, any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus or any document filed by the Company under the 1934 Act or any amendments or supplements to any of the foregoing and of all written responses thereto, and no such comments remain unresolved.

(35) Absence of Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.

(36) Portfolio Companies. The Company has duly authorized, executed and delivered any agreements pursuant to which it made the investments described in the Registration Statement, the General Disclosure Package and the Prospectus (each a “Portfolio Company Agreement”) with corporations or other entities (each a “Portfolio Company”). Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, and to the Company’s knowledge, each Portfolio Company is current, in all material respects, with all its obligations under the applicable Portfolio Company Agreements, no event of default (or a default which with the giving of notice or the passage of time would become an event of default) has occurred under such agreements, except to the extent that any such failure to be current in its obligations and any such default would not reasonably be expected to result in a Material Adverse Effect.

(37) Statistical and Market-Related Data. Any statistical, demographic, market-related and similar data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate and accurately reflect the materials upon which such data is based or from which it was derived, and the Company has delivered true, complete and correct copies of such materials to the Representatives.

(38) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor any director, officer, or employee of the Company or any of its subsidiaries nor, to the knowledge of the Company, any agent, affiliate or other person or entity associated with or acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in (A) the use of any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) the making or taking of an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including, without limitation, of any government-owned or controlled entity or of a public international organization, or any person or entity acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (C) a violation by any such person or entity of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (D) the making, offering, requesting or taking of, or the agreement to take, an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(39) Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company or any of its subsidiaries, threatened.

(40) No Conflicts with Sanction Laws. Neither the Company nor any of its subsidiaries, directors, officers or employees, nor, to the knowledge of the Company, any agent, employee or affiliate or other person or entity associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, OFAC or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the UNSC, the European Union, His Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, the Crimea region and the non-government controlled areas of the Zaporizhzhia and Kherson regions of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use any of the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (A) to fund or facilitate any activities of or business with any person or entity that, at the time of such funding or facilitation, is the subject or the target of any Sanctions, (B) to fund or facilitate any activities of or any business in any Sanctioned Country or (C) in any other manner that could result in a violation by any person or entity (including any person or entity participating in the transaction, whether as underwriter, advisor, investor or otherwise) of any Sanctions. Since the Company’s inception, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person or entity that at the time of the dealing or transaction is or was the subject or the target of any Sanctions or with any Sanctioned Country.

(41) Lending and Other Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (A) neither the Company nor any of its subsidiaries has any lending or similar relationship with any Underwriter or any bank or other lending institution affiliated with any Underwriter; (B) the Company will not, directly or indirectly, use any of the proceeds from the sale of the Securities by the Company hereunder to repay any debt owed to any Underwriter or any affiliate of any Underwriter; and (C) there are and have been no transactions, arrangements or dealings between the Company or any of its subsidiaries, on one hand, and any Underwriter or any affiliate of any Underwriter, on the other hand, that, under FINRA Rule 5110, must be disclosed in a submission to FINRA in connection with the offering of the Securities contemplated hereby or disclosed in the Registration Statement, the General Disclosure Package or Prospectus.

(42) Changes in Management. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, none of the persons who were officers or directors of the Company as of the date of the Pre-Pricing Prospectus has given oral or written notice to the Company or any of its subsidiaries of his or her resignation (or otherwise indicated to the Company or any of its subsidiaries an intention to resign within the next 24 months), nor has any such officer or director been terminated by the Company or otherwise removed from his or her office or from the board of directors, as the case may be (including, without limitation, any such termination or removal that is to be effective as of a future date) nor is any such termination or removal under consideration by the Company or its board of directors.

(43) Transfer Taxes. There are no stock or other transfer taxes, stamp duties, capital duties or other similar duties, taxes or charges payable in connection with the execution or delivery of this Agreement by the Company or the issuance or sale by the Company of the Securities to be sold by the Company to the Underwriters hereunder.

(44) Related Party Transactions. There are no business relationships or related party transactions involving the Company or any of its subsidiaries or, to the knowledge of the Company, any other person or entity that are required to be described in the Pre-Pricing Prospectus or the Prospectus that have not been described as required.

(45) Stop Transfer Instructions. The Company has, with respect to any Common Stock (other than the Securities to be sold pursuant to this Agreement) or other capital stock or any securities convertible into or exercisable or exchangeable for Common Stock or other capital stock owned or held (of record or beneficially) by any persons who have entered into or are required to enter into an agreement in the form of Exhibit D-1 hereto, instructed the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period; and, during the Lock-Up Period, the Company will not cause or permit any waiver, release, modification or amendment of any such stop transfer instructions or stop transfer procedures without the prior written consent of JPM and BofA.

(46) Offering Materials. Without limitation to the provisions of Section 17 hereof, the Company has not distributed and will not distribute, directly or indirectly (other than through the Underwriters), any “written communication” (as defined in Rule 405) or other offering materials in connection with the offering or sale of the Securities, other than the Pre-Pricing Prospectus, the Prospectus, any amendment or supplements to any of the foregoing that are filed with the SEC and any Permitted Free Writing Prospectuses (as defined in Section 16).

(47) No Restrictions on Dividends. Neither the Company nor any of its subsidiaries is a party to or otherwise bound by any instrument or agreement that limits or prohibits or could limit or prohibit, directly or indirectly, the Company from paying any dividends or making other distributions on its capital stock, and no subsidiary of the Company is a party to or otherwise bound by any instrument or agreement that limits or prohibits or could limit or prohibit, directly or indirectly, any subsidiary of the Company from paying any dividends or making any other distributions on its limited liability company interests or other equity interests, as the case may be, or from repaying any loans or advances from, or (except for instruments or agreements that by their express terms prohibit the transfer or assignment thereof or of any rights thereunder) transferring any of its properties or assets to, the Company or any other subsidiary, in each case except as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(48) Brokers. There is not a broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this Agreement, except for underwriting discounts and commissions payable to the Underwriters in connection with the sale of the Securities to the Underwriters pursuant to this Agreement.

(49)  Interested Persons. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no director of the Company is an “interested person” (as defined in the 1940 Act) of the Company or an “affiliated person” (as defined in the 1940 Act) of any Underwriter.

(50) Offer and Sale of Securities. The Company has taken all required action under the 1933 Act, the 1934 Act, the 1940 Act and the Rules and Regulations to make the public offering and consummate the sale of the Securities as contemplated by this Agreement.

(51) Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in each of the Registration Statement, the General Disclosure Package and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(52) No Ratings. There are (and prior to the Closing Date, will be) no debt securities, convertible securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) under the 1934 Act.

(53) Directors’ and Officers’ Insurance and Fidelity Bond. The Company’s directors’ and officers’ errors and omissions insurance policy and its fidelity bond required by Rule 17g-1 of the 1940 Act Rules are in full force and effect; the Company is in compliance with the terms of such policy and fidelity bond in all material respects; there are no claims by the Company under any such policy or fidelity bond as to which any insurance company is denying liability or defending under a reservation of rights clause; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, in each case, except as set forth in or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(54) Compliance with RIC Requirements. The Company elected and qualified to be treated as a RIC under Subchapter M of the Code starting with its taxable year ended December 31, 2020. The Company intends to direct the investment of the net proceeds of the offering of the Securities and to continue to conduct its activities in such a manner as to continue to comply with the requirements for qualification and taxation as a RIC under Subchapter M of the Code. The Company qualified and maintained in effect its election to be treated as a RIC under Subchapter M of the Code for its taxable years ended December 31, 2021 and 2022.

(55) BDC Election. The Company has filed the Notification of Election with the Commission, pursuant to Section 54(a) of the 1940 Act, which was duly completed and executed; the Company has not filed with the Commission any notice of withdrawal of the Notification of Election pursuant to Section 54(c) of the 1940 Act; the Notification of Election remains in full force and effect, and, to the Company’s knowledge, no order of suspension or revocation of such election under the 1940 Act has been issued or proceedings therefore initiated or threatened by the Commission. The operations of the Company are in compliance in all material respects with the provisions of the 1940 Act, including the provisions applicable to BDCs and the 1940 Act Rules.

(56) Interactive Data. The interactive data in eXtensible Business Reporting Language (“XBRL”) included in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(57) Cybersecurity. (A) There has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, websites, applications, data (including all personal, personally identifiable, household, sensitive, confidential or regulated data (including protected health information) (“Personal Data”)) and databases (including, without limitation, the data and information of their respective customers, employees, suppliers and vendors, and any third party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (B) the IT Systems and Data of the Company and its subsidiaries are adequate for, and operate and perform in all material respects as required in connection with operation of the business of the Company and its subsidiaries free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants; (C) neither the Company nor its subsidiaries have been notified of, and have no knowledge of any event or condition that would result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; and (D) the Company and its subsidiaries have used reasonable efforts to establish and maintain, and have established, maintained, implemented and complied with, reasonable information technology, information security, cyber security and data protection controls, policies, procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans that protect against and prevent breach, destruction, loss, unauthorized distribution, use, assess, disablement, misappropriation or modification, or other compromise or misuse of or relating to their IT Systems and Data and to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards and the Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(b) Representations and Warranties of the Adviser. The Adviser represents and warrants to each of the Underwriters as of the date hereof, as of the Applicable Time and as of the Closing Date referred to in Section 2(b) hereof and as of each Option Closing Date (if any) referred to in Section 2(b) hereof, and agrees with each of the Underwriters, as follows:

(1) Absence of Manipulation. The Adviser has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.

(2) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or prospects of the Adviser (or on the performance by the Company of its obligations under this Agreement), whether or not arising in the ordinary course of business and (B) there have been no transactions entered into or that are currently pending or are contemplated by the Adviser which are material with respect to the Adviser.

(3) Good Standing. The Adviser has been duly organized and is existing as a limited liability company in good standing under the laws of the State of Delaware and has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement and the Adviser is duly qualified as a corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(4) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Adviser.

(5) Investment Advisory Agreement and Administration Agreement. The Investment Advisory Agreement and the Administration Agreement have each been duly authorized, executed and delivered by the Adviser and are valid and binding obligations of the Adviser, enforceable against the Adviser in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability. There have been no transactions entered into or that are currently pending or contemplated that would result in the assignment of the Investment Advisory Agreement within the meaning of Section 15 of the 1940 Act.

(6) Absence of Defaults and Conflicts. The Adviser is not in violation of its Organizational Documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any Adviser Document, except for such defaults that would not result in a Material Adverse Effect. The execution and delivery of and performance of obligations under this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus and compliance by the Adviser with its obligations under this Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default, Termination Event or Repayment Event under, or result in the creation or imposition of any Lien upon any property or assets of the Company or any of its subsidiaries pursuant to, any Adviser Documents, except for such conflicts, breaches, defaults or Liens that would not, individually or in the aggregate, result in a Material Adverse Effect, nor will such action result in any violation of (i) the provisions of the Organizational Documents of the Adviser or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Adviser or any of its assets, properties or operations.

(7) Absence of Labor Dispute. As of the date hereof, no labor dispute with the employees of the Adviser exists or, to the knowledge of the Adviser, is imminent, and the Adviser is not aware of any existing or imminent labor disturbance by the employees of any of the principal suppliers, manufacturers, customers or contractors of the Adviser that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(8) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Adviser, threatened, against or affecting the Adviser which is required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by each of the Adviser of its obligations under this Agreement; the aggregate of all pending legal or governmental proceedings to which the Adviser is a party or of which any of its property or assets is the subject which are not described in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(9) Absence of Misstatements or Omissions. The description of the Adviser and its business, and the statements attributable to the Adviser, in the Registration Statement and the Prospectus complied and comply in all material respects with the provisions of the 1933 Act, the 1940 Act, the Advisers Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(10) Possession of Intellectual Property. The Adviser owns and possesses or has valid and enforceable licenses to use, all Intellectual Property that is described in the Registration Statement, the General Disclosure Package or the Prospectus or that is necessary for the conduct of its business as currently conducted, as proposed to be conducted and as described in the Registration Statement, the General Disclosure Package and the Prospectus; the Adviser has not received any notice or is otherwise aware of any infringement of or conflict with rights of others with respect to any Intellectual Property or of any facts or circumstances that would render any Intellectual Property invalid or inadequate to protect the interests of the Adviser therein; there are no third parties who have or, to the knowledge of the Adviser, will be able to establish rights to any Intellectual Property of the Adviser, except for, and to the extent of, the ownership rights of the owners of the Intellectual Property that the Registration Statement, the General Disclosure Package and the Prospectus disclose is licensed to the Adviser; there is no pending or, to the knowledge of the Adviser, threatened action, suit, proceeding or claim by others challenging the Adviser’s rights in or to any such Intellectual Property, or challenging the validity, enforceability or scope of any such Intellectual Property, or asserting that the Adviser infringes or otherwise violates, or would, upon the commercialization of any product or service described in the Registration Statement, the General Disclosure Package or the Prospectus, infringe or violate, any Intellectual Property of others, and the Adviser is unaware of any facts that could form a reasonable basis for any such action, suit, proceeding or claim; the Adviser has complied with the terms of each agreement pursuant to which any Intellectual Property has been licensed to the Adviser, all such agreements are in full force and effect, and no event or condition has occurred or exists that gives or, with notice or passage of time or both, would give any person or entity the right to terminate any such agreement; and there is no patent or patent application that contains claims that interfere with the issued or pending claims of any such Intellectual Property of the Adviser or that challenges the validity, enforceability or scope of any such Intellectual Property.

(11) Absence of Further Requirements. (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (B) no authorization, approval, vote or other consent of any holder of securities of the Adviser or any creditor of the Adviser, (C) no waiver or consent under any Subject Instrument and (D) no authorization, approval, vote or other consent of any other person or entity, is necessary or required for the execution, delivery or performance by the Adviser of this Agreement for the offering, issuance, sale or delivery of the Securities hereunder, or for the consummation of any of the other transactions contemplated by this Agreement, in each case on the terms contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, except such as have been obtained under the 1933 Act, the 1934 Act, the 1940 Act and the Rules and Regulations or such as may be required under state securities laws.

(12) Title to Property. The Adviser owns or leases or has access to all properties and assets as are necessary to the conduct of its operations as presently conducted.

(13) Possession of Licenses and Permits. The Adviser possesses Governmental Licenses issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it; and, except as would not, individually or in the aggregate, result in a Material Adverse Effect, the Adviser is in compliance with the terms and conditions of all such Governmental Licenses, all such Governmental Licenses are valid and in full force and effect and the Adviser has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses.

(14) Investment Company Act. The Adviser is not an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the 1940 Act.

(15) Insurance. The Adviser is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; all policies of insurance and any fidelity or surety bonds insuring the Adviser or its businesses, assets, employees, officers and directors are in full force and effect; the Adviser is in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Adviser under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; the Adviser has not been refused any insurance coverage sought or applied for; and the Adviser does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(16) Accounting Controls. The Adviser maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) access to assets is permitted only in accordance with management’s general or specific authorization, and (C) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(17) Advisers Act. The Adviser is registered as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act, the 1940 Act or the 1940 Act Rules from acting under the Investment Advisory Agreement for the Company as contemplated by the Registration Statement, the General Disclosure Package and the Prospectus.

(18) Financial Resources. The Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Registration Statement, the General Disclosure Package, the Prospectus and this Agreement, and the Adviser owns, leases or has access to all properties and other assets that are necessary to the conduct of its business and to perform the services, as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(19) Employment Status. The Adviser is not aware that (i) any executive, key employee or significant group of employees of the Adviser plans to terminate employment with the Adviser or (ii) any such executive or key employee is subject to any non-compete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company, the Adviser except where such termination or violation would not reasonably be expected to have a Material Adverse Effect.

(20) Subsidiaries. The Adviser does not have any subsidiaries.

(21) No Unlawful Payments. Neither the Adviser, nor any director, officer, or employee of the Adviser nor, to the knowledge of the Adviser, any agent, affiliate or other person or entity associated with or acting on behalf of the Adviser is aware of or has taken any action, directly or indirectly, that has resulted or would result in (A) the use of any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) the making or taking of an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including, without limitation, of any government-owned or controlled entity or of a public international organization, or any person or entity acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (C) a violation by any such person or entity of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (D) the making, offering, requesting or taking of, or the agreement to take, an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Adviser has instituted, maintains and enforces, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(22) Anti-Money Laundering Laws. The operations of the Adviser are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Anti-Money Laundering Laws and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Adviser with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Adviser, threatened.

(23) OFAC. Neither the Adviser nor any of its directors, officers or employees, nor, to the knowledge of the Adviser, any agent, employee or affiliate or other person or entity associated with or acting on behalf of the Adviser is currently the subject or the target of any Sanctions, nor is the Adviser located, organized or resident in a Sanctioned Country. For the past five years, the Adviser has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any person or entity that at the time of the dealing or transaction is or was the subject or the target of any Sanctions or with any Sanctioned Country.

(24) IT Systems. (A) There has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Advisers’ IT Systems and Data; (B) the IT Systems and Data of the Adviser are adequate for, and operate and perform in all material respects as required in connection with operation of the business of the Adviser free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants; (C) the Adviser has not been notified of, and has no knowledge of any event or condition that would result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; and (D) the Adviser has used reasonable efforts to establish and maintain, and have established, maintained, implemented and complied with, reasonable information technology, information security, cyber security and data protection controls, policies, procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans that protect against and prevent breach, destruction, loss, unauthorized distribution, use, assess, disablement, misappropriation or modification, or other compromise or misuse of or relating to its IT Systems and Data and to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards and the Adviser are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(25) Accuracy of Other Representations. The Adviser has no reason to believe that the representations and warranties of the Company set forth in Section 1(a) of this Agreement are not true and correct and has no knowledge of any fact, condition or information not disclosed in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus which has had or which might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(c) Certificates. Any certificate signed by any officer of the Company, the Adviser or any of their respective subsidiaries and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company or the Adviser, as the case may be, to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, severally and not jointly, the respective numbers of Initial Securities set forth opposite the names of the Company, and each Underwriter, severally and not jointly, agrees to purchase from the Company the respective number of Initial Securities set forth opposite its name in Exhibit A hereto plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional Securities, in each case at a price of $[●] per share (the “Purchase Price”). In addition, in connection with the sales of the Initial Securities, the Adviser agrees to pay to JPM, for the account of the Underwriters, $[●] per share (which represents all of the underwriting commissions payable to the Underwriters) (the “Adviser Sales Load Payment”) with respect to the Initial Securities.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company, hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional [●] shares of common stock at a price per share equal to the Purchase Price referred to in Section 2(a) above; provided that the price per share for any Option Securities shall be reduced by an amount per share equal to any dividends or distributions declared, paid or payable by the Company on the Initial Securities but not payable on such Option Securities. The option hereby granted will expire at 11:59 P.M. (New York City time) on the 30th day after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments that may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (an “Option Closing Date”) shall be determined by the Representatives, but shall not be later than seven (7) full business days after the exercise of said option nor in any event prior to the Closing Date (unless postponed in accordance with the provisions of Section 10 hereof). If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Exhibit A hereto opposite the name of such Underwriter, plus any additional number of Initial Securities that such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares. In addition, in connection with the sale of any Option Securities, the Adviser agrees to make the Adviser Sales Load Payment with respect to such Option Securities.

(c) Payment. Payment of the purchase price for, and delivery of, the Initial Securities shall be made at the offices of Kirkland & Ellis LLP, 1301 Pennsylvania Avenue NW, Washington, DC 20004, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 A.M. (New York City time) on [●], 2024 (unless postponed in accordance with the provisions of Section 10), or such other time not later than five (5) business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Date”). Payment of the Adviser Sales Load Payment with respect to the Initial Securities shall be made to JPM by wire transfer of immediately available funds to a bank account designated by JPM.

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of, such Option Securities shall be made at the above-mentioned offices at 10:00 A.M. (New York City time), or at such other place as shall be agreed upon by the Representatives and the Company, on each Option Closing Date as specified in the notice from the Representatives to the Company. Payment of the purchase price for the Option Securities and payment of the Adviser Sales Load Payment with respect to the Option Securities shall be made at the additional time of purchase, if any, and in the same manner as the payment for the Initial Securities.

Payment of the purchase price for the Initial Securities and the Option Securities, if any, shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Representatives through the facilities of DTC for the respective accounts of the Underwriters of the Securities to be purchased by them, unless the Representatives shall otherwise instruct. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, that it has agreed to purchase. JPM, individually and not as a Representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Date or the relevant Option Closing Date, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

SECTION 3. Covenants of the Company and the Adviser. The Company and the Adviser each covenant with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b) hereof, will comply with the requirements of Rule 430A and Rule 433 and will notify the Representatives immediately, and confirm the notice in writing, (i) when the Initial Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment to the Registration Statement shall be declared or become effective, or when any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication or any amendment or supplement to any of the foregoing shall have been filed or distributed, (ii) of the receipt of any comments from the Commission (and shall promptly furnish the Representatives with a copy of any comment letters and any transcript of oral comments, and shall furnish the Representatives with copies of any written responses thereto a reasonable amount of time prior to the proposed filing thereof with the Commission and will not file any such response to which the Representatives or counsel for the Underwriters shall object), (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, or any Issuer Free Writing Prospectus or for additional information including, but not limited to, any request for information concerning any Testing-the-Waters Communication, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the Waters Communication or any amendment or supplement to any of the foregoing, or any notice from the Commission objecting to the use of the form of the Registration Statement or any post-effective amendment thereto, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will make every reasonable effort to prevent the issuance of any stop order and the suspension or loss of any qualification of the Securities for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued, or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment.

(b) Filing of Amendments. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement, any Rule 462(b) Registration Statement, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication or any amendment, supplement or revision to any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication, whether pursuant to the 1933 Act or otherwise, and the Company will furnish the Representatives with copies of any such documents within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object. The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or the 1934 Act Regulations within 48 hours prior to the Applicable Time. The Company will give the Representatives or counsel for the Underwriters notice of its intention to make any filing pursuant to the 1934 Act or the 1934 Act Regulations from the Applicable Time through the Closing Date (or, if later, through the end of the period during which the Prospectus is required (or, but for the provisions of Rule 172, would be required) to be delivered by applicable law (whether to meet the requests of purchasers pursuant to Rule 173(d) or otherwise)) and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, copies of the Initial Registration Statement and any Rule 462(b) Registration Statement and of each amendment thereto (including exhibits filed therewith) and copies of all consents and certificates of experts.

(d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus and any amendments or supplements thereto as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required (or, but for the provisions of Rule 172, would be required) to be delivered by applicable law (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), such number of copies of the Pre-Pricing Prospectus, the Prospectus and any Issuer Free Writing Prospectus and any amendments or supplements to any of the foregoing as such Underwriter may reasonably request.

(e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated by this Agreement, the General Disclosure Package and the Prospectus. If at any time when a prospectus is required (or, but for the provisions of Rule 172, would be required) by applicable law to be delivered in connection with sales of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), any event shall occur or condition shall exist as a result of which it is necessary (or if the Representatives or counsel for the Underwriters shall notify the Company that, in their reasonable judgment, it is necessary) to amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus so that the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading or if it is necessary (or if the Representatives or counsel for the Underwriters shall notify the Company that, in their reasonable judgment, it is necessary) to amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the Company will promptly notify the Representatives of such event or condition and of its intention to file such amendment or supplement (or, if the Representatives or counsel for the Underwriters shall have notified the Company as aforesaid, the Company will promptly notify the Representatives of its intention to prepare such amendment or supplement) and will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such untrue statement or omission or to comply with such requirements, and, in the case of an amendment or post-effective amendment to the Registration Statement, the Company will use its best efforts to have such amendment declared or become effective as soon as practicable, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. If at any time an Issuer Free Writing Prospectus conflicts with the information contained in the Registration Statement or if an event shall occur or condition shall exist as a result of which it is necessary (or, if the Representatives or counsel for the Underwriters shall notify the Company that, in their reasonable judgment, it is necessary) to amend or supplement such Issuer Free Writing Prospectus so that it will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading, or if it is necessary (or, if the Representatives or counsel for the Underwriters shall notify the Company that, in their reasonable judgment, it is necessary) to amend or supplement such Issuer Free Writing Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly notify the Representatives of such event or condition and of its intention to file such amendment or supplement (or, if the Representatives or counsel for the Underwriters shall have notified the Company as aforesaid, the Company will promptly notify the Representatives of its intention to prepare such amendment or supplement) and will promptly prepare and, if required by the 1933 Act or the 1933 Act Regulations, file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to eliminate or correct such conflict, untrue statement or omission or to comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(f) Blue Sky and Other Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Securities (but in no event for a period of not less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Securities (but in no event for a period of not less than one year from the date of this Agreement).

(g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Pre-Pricing Prospectus and the Prospectus under “Use of Proceeds.”

(i) Listing. The Company will use its best efforts to effect the listing of the Securities on the NYSE as and when required by this Agreement.

(j) Restriction on Sale of Securities. During the Lock-Up Period, the Company and the Adviser will not, without the prior written consent of JPM and BofA, directly or indirectly:

(i) issue, offer, pledge, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of Common Stock or other capital stock or any securities convertible into or exercisable or exchangeable for Common Stock or other capital stock,

(ii) submit or file or cause the submission or filing of any registration statement under the 1933 Act with respect to any Common Stock or other capital stock or any securities convertible into or exercisable or exchangeable for any Common Stock or other capital stock (other than any Rule 462(b) Registration Statement filed to register Securities to be sold to the Underwriters pursuant to this Agreement); or

(iii) enter into any swap or other agreement, arrangement, hedge or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of any Common Stock or other capital stock or any securities convertible into or exercisable or exchangeable for any Common Stock or other capital stock, whether any transaction described in clause (i) or (iii) above is to be settled by delivery of Common Stock, other capital stock, other securities, in cash or otherwise, or publicly announce any intention to do any of the foregoing.

Notwithstanding the provisions set forth in the immediately preceding paragraph, the Company may, without the prior written consent of JPM and BofA:

(x) issue Securities to the Underwriters pursuant to this Agreement, and

(y) issue shares of Common Stock pursuant to any dividend reinvestment plan described in the General Disclosure Package and the Prospectus, as those plans are in effect on the date of this Agreement.

If JPM and BofA, in their sole and absolute discretion, agree to release or waive the restrictions set forth in a lock-up agreement described in Section 5(j) hereof to permit the transfer of shares of Common Stock or other securities by an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business (3) days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit D-2 hereto through a major news service at least two (2) business days before the effective date of the release or waiver.

(k) Reporting Requirements. The Company, during the period when the Prospectus is required (or, but for the provisions of Rule 172, would be required) by applicable law to be delivered (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), will file all documents required to be filed with the Commission pursuant to the 1934 Act and the 1934 Act Regulations within the time periods required by the 1934 Act and the 1934 Act Regulations.

(l) Preparation of Prospectus. Immediately following the execution of this Agreement, the Company will, subject to Section 3(b) hereof, prepare the Prospectus, which shall contain the selling terms of the Securities, the plan of distribution thereof and such other information as may be required by the 1933 Act or the 1933 Act Regulations or as the Representatives and the Company may deem appropriate and if requested by the Representatives, will prepare an Issuer Free Writing Prospectus containing the information set forth in Exhibit F hereto and such other information as may be required by Rule 433 or as the Representatives and the Company may deem appropriate, and will file or transmit for filing with the Commission the Prospectus in accordance with the provisions of Rule 430A and in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) and any such Issuer Free Writing Prospectus in the manner and within the time period required by Rule 433.

(m) Regulated Investment Company Status. The Company will maintain its qualification as a “regulated investment company” under Subchapter M of the Code for so long as the Company remains a BDC regulated under the 1940 Act.

(n) Business Development Company Status. The Company, during a period of two years from the effective date of the Registration Statement, will use its best reasonable efforts to maintain its status as a BDC; provided, however, the Company may change the nature of its business so as to cease to be, or to withdraw its election as, a BDC, with the approval of the board of directors and a vote of stockholders as required by Section 58 of the 1940 Act or any successor provision.

(o) Emerging Growth Company. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of Securities within the meaning of the 1933 Act and (ii) completion of the Lock-Up Period.

(p) Written Testing-the-Waters Communication. If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

SECTION 4. Payment of Expenses.

(a) Expenses. The Adviser (or its affiliates on behalf of the Adviser) will pay all expenses incident to the performance of its and the Company’s obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement and each amendment thereto (in each case including exhibits) and any costs associated with electronic delivery of any of the foregoing, (ii) the word processing and delivery to the Underwriters of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities and the issuance and delivery of the Securities to be sold by the Company to the Underwriters, including any stock or other transfer taxes and any stamp or other taxes or duties payable in connection with the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the qualification or exemption of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of a blue sky survey and any supplements thereto, (vi) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus, any Written Testing-the-Waters Communication and the Prospectus and any amendments or supplements to any of the foregoing, in each case, as may be reasonably requested, and any costs associated with electronic delivery of any of the foregoing, (vii) the preparation, printing and delivery to the Underwriters of copies of a blue sky survey and any Canadian “wrapper” and any supplements thereto and any costs associated with electronic delivery of any of the foregoing, (viii) the fees and expenses of the attorneys-in-fact, the custodian and the transfer agent and registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by FINRA of the terms of the sale of the Securities, provided, however, that such expenses shall not exceed $25,000, (x) the fees and expenses incurred in connection with the listing of the Securities on the NYSE and (xi) the costs and expenses of the Company and any of its officers, directors, counsel or other representatives in connection with presentations or meetings undertaken in connection with the offering of the Securities, including, without limitation, expenses in connection with any Testing-the-Waters Communication, expenses associated with the production of road show slides and graphics and the production and hosting of any electronic road shows, fees and expenses of any consultants engaged in connection with road show presentations, and travel, lodging, transportation, and other expenses of the officers, directors, counsel and other representatives of the Company incurred in connection with any such presentations or meetings.

(b) Allocation of Expenses. Anything herein to the contrary notwithstanding, the provisions of this Section 4 shall not affect any agreement that the Company or the Adviser has made or may make for the allocation or sharing of any such expenses and costs.

(c) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 hereof, 9(a)(i) hereof, 9(a)(iii)(A) hereof or Section 9(a)(v) hereof, the Adviser (or its affiliates on behalf of the Adviser) shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Adviser contained in this Agreement, or in certificates signed by any officer of the Company or any subsidiary of the Company (whether signed on behalf of such officer, the Company or such subsidiary) delivered to the Representatives or counsel for the Underwriters, to the performance by the Company and the Adviser of their respective covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Initial Registration Statement and any post-effective amendments thereto have been declared effective, any Rule 462(b) Registration Statement has become effective, and no stop order suspending the effectiveness of the Initial Registration Statement or any Rule 462(b) Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives and the Commission shall not have notified the Company of any objection to the use of the form of the Registration Statement. The Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) (without reliance upon Rule 424(b)(8)) and each Issuer Free Writing Prospectus required to be filed with the Commission shall have been filed in the manner and within the time period required by Rule 433, and, prior to the Closing Date, the Company shall have provided evidence reasonably satisfactory to the Representatives of such timely filings.

(b) Opinion of Counsel for Company. At the Closing Date, the Representatives shall have received the favorable opinion and negative assurance statement, dated the Closing Date, of Dechert LLP, counsel for the Company (“Company Counsel”), in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such opinion for each of the other Underwriters, to the effect set forth in Exhibit E hereto and to such further effect as the Representatives may reasonably request.

(c) Opinion of Counsel for the Underwriters. At the Closing Date, the Representatives shall have received the favorable letter and negative assurance statement, dated the Closing Date, of Kirkland & Ellis LLP, counsel for the Underwriters (“Underwriters’ Counsel”), together with signed or reproduced copies of such letters for each of the other Underwriters, with respect to the Securities to be sold by the Company pursuant to this Agreement, this Agreement, the Initial Registration Statement, any Rule 462(b) Registration Statement, the General Disclosure Package and the Prospectus and any amendments or supplements thereto and such other matters as the Representatives may reasonably request.

(d) Officers’ Certificate of the Company. At the Closing Date or the applicable Option Closing Date, as the case may be, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change or any development that could reasonably be expected to result in a material adverse change, in the condition (financial or other), results of operations, business, properties, management or prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, and, at the Closing Date, the Representatives shall have received a certificate, signed on behalf of the Company by the President or the Chief Executive Officer of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of the Closing Date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in this Agreement are true and correct at and as of the Closing Date with the same force and effect as though expressly made at and as of the Closing Date, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date under or pursuant to this Agreement and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission and the Commission has not notified the Company of any objection to the use of the form of the Registration Statement.

(e) Officer’s Certificate of the Adviser. At the Closing Date or the applicable Option Closing Date, as the case may be, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change or any development that could reasonably be expected to result in a material adverse change, in the condition (financial or other), results of operations, business, properties, management or prospects of the Adviser and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, and, at the Closing Date, the Representatives shall have received a certificate, signed on behalf of the Adviser by the President or the Chief Executive Officer of the Adviser and the Chief Financial Officer or Chief Accounting Officer of the Adviser, dated as of the Closing Date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Adviser in this Agreement are true and correct at and as of the Closing Date with the same force and effect as though expressly made at and as of the Closing Date, (iii) the Adviser has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date under or pursuant to this Agreement and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Adviser, are contemplated by the Commission and the Commission has not notified the Adviser of any objection to the use of the form of the Registration Statement.

(f) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from PricewaterhouseCoopers LLP a letter, dated the date of this Agreement and in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company contained in the Registration Statement, the General Disclosure Package, any Issuer Free Writing Prospectuses (other than any electronic road show) and the Prospectus and any amendments or supplements to any of the foregoing.

(g) Bring-down Comfort Letter. At the Closing Date, the Representatives shall have received from PricewaterhouseCoopers LLP a letter, dated as of the Closing Date and in form and substance reasonably satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(e) hereof, except that the specified date referred to shall be a date not more than three (3) business days prior to the Closing Date.

(h) Approval of Listing. At the Closing Date and each Option Closing Date, if any, the Securities to be purchased by the Underwriters at such time shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(i) Lock-up Agreements. Prior to the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit D-1 hereto signed by each of the persons listed in Exhibit C hereto.

(j) No Objection. Prior to the date of this Agreement, FINRA shall have confirmed in writing that it has no objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(k) Adviser Sales Load Payment. JPM shall have received the Adviser Sales Load Payment with respect to the Initial Securities from the Adviser.

(l) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities on any Option Closing Date that is after the Closing Date, the obligations of the several Underwriters to purchase the applicable Option Securities shall be subject to the conditions specified in the introductory paragraph of this Section 5 and to the further condition that, at the applicable Option Closing Date, the Representatives shall have received:

(1) Opinion of Counsel for Company. The favorable opinion of Company Counsel in form and substance reasonably satisfactory to the Representatives and dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(2) Opinion of Counsel for Underwriters. The favorable opinion of Underwriters’ Counsel, in form and substance reasonably satisfactory to the Representatives and dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(3) Officers’ Certificate of the Company. A certificate, dated such Option Closing Date, to the effect set forth in, and signed on behalf of the Company by the officers specified in, Section 5(d) hereof, except that the references in such certificate to the Closing Date shall be changed to refer to such Option Closing Date.

(4) Officers’ Certificate of the Adviser. A certificate, dated such Option Closing Date, to the effect set forth in, and signed on behalf of the Adviser by the officers specified in, Section 5(e) hereof, except that the references in such certificate to the Closing Date shall be changed to refer to such Option Closing Date.

(5) Bring-down Comfort Letter. A letter from PricewaterhouseCoopers LLP, in form and substance reasonably satisfactory to the Representatives and dated such Option Closing Date, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(f) hereof, except that the specified date in the letter furnished pursuant to this Section 5(l)(5) shall be a date not more than three (3) business days prior to such Option Closing Date, and except that such letter shall also cover any amendments or supplements to the Registration Statement, any Issuer Free Writing Prospectus (other than any electronic road show) and the Prospectus subsequent to the Closing Date.

(6) Adviser Sales Load Payment. JPM shall have received the Adviser Sales Load Payment with respect to the Option Securities from the Adviser.

(m) Additional Documents. At the Closing Date and each Option Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement, or as the Representatives or counsel for the Underwriters may otherwise reasonably request; and all proceedings taken by the Company and the Adviser in connection with the issuance and sale of the Securities as herein contemplated and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Representatives.

(n) Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on an Option Closing Date that is after the Closing Date, the obligations of the several Underwriters to purchase the relevant Option Securities on such Option Closing Date, may be terminated by the Representatives by notice to the Company at any time on or prior to the Closing Date or such Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that, in the case of any such termination of this Agreement, Sections 1, 6, 7, 8, 11, 12, 13, 14, 15, 16, 18, 19, 20 and 21 hereof shall survive any such termination of this Agreement and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification by the Company and the Adviser.  The Company and the Adviser, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates, and its and their officers, directors, employees, partners and members and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), arising out of, or based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of, or based upon, any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), or in any “issuer information” (as defined in Rule 433), or in any “road show” (as defined in Rule 433) that does not constitute an Issuer Free Writing Prospectus, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(b) hereof) any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including the reasonably incurred and documented fees and disbursements of counsel), reasonably incurred in investigating, preparing for or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or clause (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), or in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or in any amendment or supplement to any of the foregoing), it being understood and agreed that the only such information furnished by the Underwriters as aforesaid consists of the information described as such in Section 6(b) hereof.

(b) Indemnification by the Underwriters. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Adviser, their directors, each of their officers who signed the Registration Statement and each person, if any, who controls the Company or the Adviser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as in the indemnity set forth in subsection (a) of this Section 6, as incurred, but only with respect to any losses, liabilities, claims, damages and expenses that arise out of, or are based upon, any untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein. The Company hereby acknowledges and agrees that the information furnished to the Company by the Underwriters through the Representatives expressly for use in the Registration Statement (or any amendment thereto), or in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), consists exclusively of the following information appearing under the caption “Underwriting” in the Pre-Pricing Prospectus and the Prospectus: (i) the information regarding the concession and reallowance appearing in the fifth paragraph under such caption and (ii) the information regarding stabilization, syndicate covering transactions and penalty bids appearing in the sixteenth and seventeenth paragraphs under such caption (but only insofar as such information concerns the Underwriters).

(c) Actions Against Parties; Notification. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 6, the indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder, except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure. Counsel to the indemnified parties shall be selected as follows: counsel to the Underwriters and the other indemnified parties referred to in Section 6(a) hereof shall be selected by JPM and BofA and counsel to the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall be selected by the Company; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. In no event shall the indemnifying party be liable for the reasonably incurred and documented fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Underwriters and the other indemnified parties referred to in Section 6(a) above, and the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 6, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e) Other Agreements with Respect to Indemnification and Contribution. The provisions of this Section 6 and in Section 7 hereof shall not affect any agreements among the Company and the Adviser with respect to indemnification of each other or contribution between themselves.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 6 and in Section 7 hereof are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (a) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Adviser on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (b) if the allocation provided by clause (a) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the Company and the Adviser on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Adviser on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Adviser, on the one hand, and the total underwriting discounts and commissions received by the Underwriters, on the other hand (including any Adviser Sales Load Payment), in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

The relative fault of the Company and the Adviser, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Adviser, on the one hand, or by the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Adviser and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing for or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

Notwithstanding anything in this Agreement to the contrary, any indemnification and contribution by the Company shall be subject to the requirements and limitations of Section 17(i) of the Investment Company Act and any applicable guidance from the Commission or its staff thereunder.

For purposes of this Section 7, each affiliate of any Underwriter, each officer, director, employee, partner and member of any Underwriter or any such affiliate, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Exhibit A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates signed by any officer of the Company, the Adviser or any their respective subsidiaries (whether signed on behalf of such officer, the Company or such subsidiary), shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any officer, director, employee, partner, member or agent of any Underwriter or any person or entity controlling any Underwriter, or by or on behalf of the Company, the Adviser, any officer, director or employee of the Company or the Adviser, or any person or entity controlling the Company or the Adviser, and shall survive delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination; General. The Representatives may terminate this Agreement, by written notice to the Company, at any time on or prior to the Closing Date (and, if any Option Securities are to be purchased on an Option Closing Date that occurs after the Closing Date, the Representatives may terminate the obligations of the several Underwriters to purchase such Option Securities, by notice to the Company at any time on or prior to such Option Closing Date) (i) if there has been, at any time on or after the date of this Agreement or since the respective dates as of which information is given in the General Disclosure Package or the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change or any development that could reasonably expected to result in a material adverse change in the condition (financial or other), results of operations, business, properties, management or prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any declaration of a national emergency or war by the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions (including, without limitation, as a result of terrorist activities), in each case the effect of which is such as to make it, in the reasonable judgment of the Representatives, impracticable or inadvisable to proceed with the offering, sale and delivery of the Securities or to enforce contracts for the sale of the Securities, or (iii) if (A) trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or (B) trading generally on the NYSE has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (C) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, or (iv) if a banking moratorium has been declared by either U.S. federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 1, 6, 7, 8, 11, 12, 13, 14, 15, 16, 18, 19, 20 and 21 hereof shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters.

(a) If one or more of the Underwriters shall fail at the Closing Date or an Option Closing Date to purchase the Securities that it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(1) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount of such Defaulted Securities in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; or

(2) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Option Closing Date that occurs after the Closing Date, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities that were to have been purchased and sold on such Option Closing Date, shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default that does not result in a termination of this Agreement or, in the case of an Option Closing Date that is after the Closing Date, that does not result in a termination of the obligations of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, the Representatives shall have the right to postpone the Closing Date or the relevant Option Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing, shall be effective only upon receipt and shall be mailed, delivered by hand or overnight courier, or transmitted by fax or other electronic means (with the receipt of such fax or other electronic means to be confirmed by telephone). Notices to the Underwriters shall be directed to the Representatives at (i) J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk, fax: (212) 622-8358; (ii) BofA Securities Inc., One Bryant Park, New York, New York 10036, Attention: Syndicate Department; (iii) RBC Capital Markets, LLC, 200 Vesey Street, 8th Floor, New York, New York 10281, Attention: Equity Capital Markets, Facsimile: (212) 428-6260 and (iv) UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10019, Attention: Syndicate; with a copy (which shall not constitute notice) to Kirkland & Ellis LLP, 1301 Pennsylvania Ave, N.W., Washington, D.C. 20004, Attention: William J. Tuttle, P.C.; and notices to the Company shall be directed to it at 1900 Shawnee Mission Parkway, Suite 315, Mission Woods, KS 66205 Attention of Scott Betz, fax no 913-647-9733 (with such fax to be confirmed by telephone to 913-232-5685, with a copy (which shall not constitute notice) to Dechert LLP, 1900 K Street, NW Washington, DC 20006, Attention of Harry S. Pangas, Esq.).

SECTION 12. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

SECTION 13. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company, the Adviser and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company, the Adviser and their respective successors and the controlling persons and other indemnified parties referred to in Section 6 hereof and Section 7 hereof and their successors, heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Adviser and their respective successors, and said controlling persons and other indemnified parties and their successors, heirs and legal representatives, and for the benefit of no other person or entity. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 14. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 15. Effect of Headings: Counterparts. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile or e-mail transmission. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement, if any, shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

SECTION 16. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Adviser Document” means any contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments or agreements to which the Adviser is a party or by which the Adviser is bound or to which any of the property or assets of the Adviser is subject.

“Advisers Act” means the Investment Advisers Act of 1940, as amended.

“Advisers Act Rules” means the rules and regulations of the Commission under the Advisers Act.

“Applicable Time” means [●] (New York City time) on [●], 2024 or such other time as agreed by the Company and the Representatives.

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Commission” means the Securities and Exchange Commission.

“Company Documents” means (i) all Subject Instruments and (ii) all other contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, swap agreements, hedging agreements, leases or other instruments or agreements to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject that, solely in the case of this clause (ii), are material with respect to the Company and its subsidiaries taken as a whole.

“Covered Entity” means any of (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b), or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“DTC” means The Depository Trust Company.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval System.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder.

“Existing Credit Agreements” means (i) the Credit Agreement dated as of February 18, 2020 among the Palmer Square BDC Funding I LLC, Bank of America, N.A. as administrative agent and as lender and BofA Securities, Inc., as sole lead arranger and sole book manager, and (ii) the Loan and Security Agreement dated as of December 18, 2020 among the Company as the collateral manager, Palmer Square BDC Funding II LLC as the borrower, Wells Fargo Bank, National Association, as the administrative agent, U.S. Bank National Association, as the collateral agent and custodian and the lenders thereto, each as amended, supplemented or restated, if applicable, and in each case including any promissory notes, pledge agreements, security agreements, mortgages, guarantees and other instruments or agreements entered into by the Company or any of its subsidiaries in connection therewith or pursuant thereto, in each case as amended, supplemented or restated, if applicable.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“GAAP” means generally accepted accounting principles.

“Initial Registration Statement” means the Company’s registration statement on Form N-2 (Registration No. 333-274967), as amended (if applicable), including the Rule 430A Information from and after the time that such Rule 430A information is deemed, pursuant to Rule 430A, to be part of and included in the Initial Registration Statement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the offering of the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed in Exhibit G hereto, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Exhibit G hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Lien” means any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

“Lock-Up Period” means the period beginning on and including the date of this Agreement through and including the date that is the 180th day after the date of this Agreement.

“NYSE” means the New York Stock Exchange.

“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.

“Organizational Documents” means (a) in the case of a corporation, its charter and by-laws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity.

“PCAOB” means the Public Company Accounting Oversight Board (United States).

“Pre-Pricing Prospectus” means the preliminary prospectus dated [●], 2024 relating to the Securities in the form first furnished to the Underwriters for use in connection with the offering of the Securities.

“preliminary prospectus” means any prospectus used in connection with the offering of the Securities that omitted the public offering price of the Securities or that was captioned “Subject to Completion” The term “preliminary prospectus” includes, without limitation, the Pre-Pricing Prospectus.

“Registration Statement” means the Initial Registration Statement; provided that, if a Rule 462(b) Registration Statement is filed with the Commission, then the term “Registration Statement” shall include such Rule 462(b) Registration Statement from and after the time of such filing, mutatis mutandis.

“Regulation S-T” means Regulation S-T of the Commission.

“Repayment Event” means any event or condition that, either immediately or with notice or passage of time or both, (i) gives the holder of any bond, note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary of the Company, or (ii) gives any counterparty (or any person or entity acting on such counterparty’s behalf) under any swap agreement, hedging agreement or similar agreement or instrument to which the Company or any subsidiary of the Company is a party the right to liquidate or accelerate the payment obligations or designate an early termination date under such agreement or instrument, as the case may be.

“Rule 164,” “Rule 172,” “Rule 173(d),” “Rule 405,” “Rule 424,” “Rule 424(b),” “Rule 424(b)(8),” “Rule 430A,” “Rule 433,” “Rule 433(d)(5)(i),” “Rule 433(d)(8)(i),” “Rule 433(d)(8)(ii),” “Rule 433(g),” “Rule 433(h)(4),” and “Rule 433(h)(5),” refer to such rules under the 1933 Act.

“Rule 430A Information” means the information included in the Prospectus or any amendment or supplement thereto that was omitted from the Initial Registration Statement at the time it became effective but that is deemed to be a part of the Initial Registration Statement at the time it became effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” means a registration statement filed by the Company pursuant to Rule 462(b) for the purpose of registering any of the Securities under the 1933 Act, including the documents and other information incorporated by reference therein and the Rule 430A Information.

“Rules and Regulations” means the 1933 Act Rules, the 1934 Act Rules, the 1940 Act Rules and the Adviser Act Rules, as applicable.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.

“Subject Instruments” means the Existing Credit Agreements, and all other instruments, agreements and documents filed as exhibits to the Registration Statement pursuant to Rule 601(b)(4) of Regulation S-K of the Commission or Rule 601(b)(10) of Regulation S-K of the Commission; provided that if any instrument, agreement or other document filed as an exhibit to the Registration Statement as aforesaid has been redacted or if any portion thereof has been deleted or is otherwise not included as part of such exhibit (whether pursuant to a request for confidential treatment or otherwise), the term “Subject Instruments” shall nonetheless mean such instrument, agreement or other document, as the case may be, in its entirety, including any portions thereof that shall have been so redacted, deleted or otherwise not filed.

“Termination Event” means any event or condition that gives any person or entity the right, either immediately or with notice or passage of time or both, to terminate or limit (in whole or in part) any Company Documents or any rights of the Company or any of its subsidiaries thereunder, including, without limitation, upon the occurrence of a change of control of the Company or other similar events.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the 1933 Act.

“UNSC” means the United Nations Security Council.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act of 1950, as amended, and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as amended, and the regulations promulgated thereunder.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the 1933 Act.

“1933 Act” means the Securities Act of 1933, as amended.

“1933 Act Regulations” means the rules and regulations of the Commission under the 1933 Act.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1934 Act Regulations” means the rules and regulations of the Commission under the 1934 Act.

“1940 Act” means the Investment Company Act of 1940, as amended.

“1940 Act Rules” means the rules and regulations of the Commission under the 1940 Act.

All references in this Agreement to the Registration Statement, the Initial Registration Statement, any Rule 462(b) Registration Statement, any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the version thereof filed with the Commission pursuant to EDGAR and all versions thereof delivered (physically or electronically) to the Representatives or the Underwriters.

SECTION 17. Permitted Free Writing Prospectuses. The Company represents, warrants and agrees that it has not made and, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Securities that constitutes or would constitute an “issuer free writing prospectus” (as defined in Rule 433) or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405) or portion thereof required to be filed with the Commission or required to be retained by the Company pursuant to Rule 433; provided that the prior written consent of the Representatives shall be deemed to have been given in respect of the Issuer General Use Free Writing Prospectuses, if any, listed on Exhibit G hereto, to any electronic road show in the form previously provided by the Company to and approved by the Representatives. Any such free writing prospectus consented to or deemed to have been consented to as aforesaid is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents, warrants and agrees that it has treated and will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit G hereto are Permitted Free Writing Prospectuses.

SECTION 18. Absence of Fiduciary Relationship. Each of the Company and the Adviser acknowledges and agrees that:

(a) each of the Underwriters is acting solely as a principal in connection with the sale of the Securities and the process leading thereto, is acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Adviser with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and no fiduciary, advisory or agency relationship between the Company, the Adviser, or any of their respective subsidiaries, on the one hand, and any of the Underwriters, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement or the process leading thereto, irrespective of whether or not any of the Underwriters has advised or is advising the Company or the Adviser on other matters and no Underwriter has any obligation to the Company, the Adviser, or any of their respective subsidiaries with respect to the offering of the Securities except the obligations expressly set forth in this Agreement;

(b) the public offering price of the Securities and the price to be paid by the Underwriters for the Securities set forth in this Agreement were established by the Company and the Adviser following discussions and arms-length negotiations with the Representatives, and does not constitute a recommendation, investment advice, or solicitation of any action by the Underwriters;

(c) it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(d) it is aware that the Underwriters and their respective affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Company and the Adviser and that none of the Underwriters has any obligation to disclose such interests and transactions to the Company or the Adviser by virtue of any fiduciary, advisory or agency relationship or otherwise;

(e) it waives, to the fullest extent permitted by law, any claims it may have against any of the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that none of the Underwriters shall have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person or entity asserting a fiduciary duty claim on its behalf or in right of it or the Company or the Adviser or any stockholders, employees or creditors of Company or the Adviser;

(f) the information and transactions contemplated in this Agreement do not constitute an offer or a solicitation of an offer to transact in any securities or other financial instrument with any natural person; and

(g) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters with respect to any entity or natural person.

SECTION 19. Research Analyst Independence. The Company acknowledges that the Underwriters’ respective research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ respective research analysts and research departments may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by applicable law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their respective research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ respective investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company and other entities that may be the subject of the transactions contemplated by this Agreement.

SECTION 20. Trial By Jury. The Company (on its own behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 21. Consent to Jurisdiction. The Company hereby submits to the non-exclusive jurisdiction of any U.S. federal or state court located in the Borough of Manhattan, the City and County of New York in any action, suit or proceeding arising out of or relating to or based upon this Agreement or any of the transactions contemplated hereby, and irrevocably and unconditionally waive any objection to the laying of venue of any such action, suit or proceeding in any such court and agree not to plead or claim in any such court that any such action, suit or proceeding has been brought in an inconvenient forum.

SECTION 22. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Adviser in accordance with its terms.

Very truly yours,

PALMER SQUARE CAPITAL BDC INC.

By
Name:
Title:

PALMER SQUARE BDC ADVISOR LLC

By
Name:
Title:

CONFIRMED AND ACCEPTED, as of the date first
above written:

J.P. MORGAN SECURITIES LLC

BOFA SECURITIES, INC.

RBC CAPITAL MARKETS, LLC

UBS SECURITIES LLC

By: J.P. MORGAN SECURITIES LLC

By
Name:
Title:

By: BOFA SECURITIES, INC.

By:
Name:
Title:

By: RBC CAPITAL MARKETS, LLC

By
Name:
Title:

By: UBS SECURITIES LLC

By
Name:
Title:

By
Name:
Title:

For themselves and as Representatives of the Underwriters named in Exhibit A hereto.

EXHIBIT A

Name of Underwriter	Number of Initial Securities
J.P. Morgan Securities LLC
BofA Securities, Inc.
RBC Capital Markets, LLC
UBS Securities LLC
Citigroup Global Markets Inc.
Janney Montgomery Scott LLC
Oppenheimer & Co. Inc.
Clear Street LLC
Total

A-1

EXHIBIT B

SUBSIDIARIES OF THE COMPANY

Name	Jurisdiction of Organization	Type of Entity

Subsidiaries
Palmer Square BDC Funding I LLC	Delaware	Limited Liability Company

Palmer Square BDC Funding II LLC	Delaware	Limited Liability Company

B-1

EXHIBIT C

LIST OF PERSONS SUBJECT TO LOCK-UP

Christopher D. Long
Jeffrey D. Fox
Megan L. Webber
James W. Neville Jr.
Christopher C. Nelson
Angie K. Long
Scott A. Betz
Matthew L. Bloomfield
Excelsior Holdings D2 LLC
Alaris Master Fund, LP
Caravel Holdings LLC
Martin C. Bicknell
Chinquapin Trust Company

C-1

EXHIBIT D-1

FORM OF LOCK-UP AGREEMENT

PALMER SQUARE CAPITAL BDC INC.

Public Offering of Common Stock

Dated as of [●], 2024

J.P. Morgan Securities LLC

BofA Securities, Inc.
RBC Capital Markets, LLC
UBS Securities LLC

As Representatives of the several Underwriters

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o BofA Securities, Inc.
One Bryant Park
New York, New York 10036

c/o RBC Capital Markets, LLC

200 Vesey Street, 8th Floor

New York, New York 10281

c/o UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

Ladies and Gentlemen:

This agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) among Palmer Square Capital BDC Inc., a Maryland corporation (the “Company”), J.P. Morgan Securities LLC (“JPM”), BofA Securities, Inc. (“BofA”), RBC Capital Markets, LLC and UBS Securities LLC, as representatives of a group of underwriters (the “Underwriters”) and the other parties thereto (if any), relating to a proposed underwritten public offering of common stock (the “Common Stock”) of the Company.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, and in light of the benefits that the offering of the Common Stock will confer upon the undersigned in its capacity as a securityholder and/or an officer or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Underwriter that, during the period beginning on and including the date of the Underwriting Agreement through and including the date that is the [Include for all director and officer signees -- 180th] [Include for all signees that are not directors or officers -- 360th] day after the date of the Underwriting Agreement (such period, the “Lock-Up Period”), the undersigned will not, without the prior written consent of JPM or BofA, directly or indirectly:

(i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of the Company’s Common Stock or preferred stock or other capital stock, including, without limitation, Common Stock, preferred stock or such other capital stock that may deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission (collectively, “capital stock”) or any securities convertible into or exercisable or exchangeable for Common Stock, preferred stock or other capital stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition,

(ii) enter into any hedging, swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequence of ownership of any Common Stock, preferred stock or other capital stock or any securities convertible into or exercisable or exchangeable for any Common Stock, preferred stock or other capital stock, or

(iii) make any demand for or exercise any right with respect to the registration of Common Stock,

whether any transaction described in clause (i) or clause (ii) above is to be settled by delivery of Common Stock, preferred stock or other capital stock, other securities, in cash or otherwise, or publicly announce any intention to do any of the foregoing. The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (whether by the undersigned or any other person) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any Common Stock, preferred stock or other capital stock or any securities convertible into or exchangeable or exercisable for Common Stock, preferred stock or other capital stock, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of securities, in cash or otherwise. The undersigned further confirms that it has furnished JPM and BofA with the details of any transaction the undersigned, or any of its affiliates, is a party to as of the date hereof, which transaction would have been restricted by this agreement if it had been entered into by the undersigned during the Lock-Up Period.

[Include for all signees that are not directors or officers -- Notwithstanding the foregoing, however, the Lock-Up Period shall expire on the date that is (i) the 180th day after the date of the Underwriting Agreement with respect to one-third of the Common Stock held by the undersigned and (ii) the 270th day after the date of the Underwriting Agreement with respect to an additional one-third of the Common Stock held by the undersigned.]

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed shares of Common Stock the undersigned may purchase in the offering contemplated by this agreement.

If the undersigned is not a natural person, the undersigned represents and warrants that no single natural person, entity or “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “1934 Act”)) beneficially owns, directly or indirectly, 50% or more of the common equity interests, or 50% or more of the voting power, in the undersigned.

Notwithstanding the provisions set forth in the immediately preceding paragraph, the undersigned may, without the prior written consent of JPM and BofA, transfer any Common Stock, preferred stock or other capital stock or any securities convertible into or exchangeable or exercisable for Common Stock, preferred stock or other capital stock:

(1) if the undersigned is a natural person, as a bona fide gift or gifts or by will, by intestate succession or pursuant to a so-called “living trust” or other revocable trust established to provide for the disposition of property on the undersigned’s death, in each case to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family, or as a bona fide gift or gifts to a charity or educational institution and

(2) if the undersigned is a partnership or a limited liability company, to a partner or member, as the case may be, of such partnership or limited liability company if, in any such case, such transfer is not for value, provided, however, that in the case of any transfer described in clause (1) or (2) above, it shall be a condition to the transfer that (A) the transferee executes and delivers to JPM and BofA, acting on behalf of the Underwriters, not later than one (1) business day prior to such transfer, a written agreement, in substantially the form of this agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee) and otherwise satisfactory in form and substance to JPM and BofA, (B) in the case of a transfer pursuant to clause (1) above, if the undersigned is required to file a report under Section 16(a) of the 1934 Act, reporting a reduction in beneficial ownership of shares of Common Stock, preferred stock or other capital stock or any securities convertible into or exercisable or exchangeable for Common Stock, preferred stock or other capital stock by the undersigned during the Lock-Up Period, the undersigned shall include a statement in such report to the effect that such transfer is not a transfer for value and that such transfer is being made as a gift, by will or intestate succession or pursuant to a so-called “living trust” or other revocable trust established to provide for the disposition of property on the undersigned’s death, as the case may be, (C) in the case of a transfer pursuant to clause (2) above, no filing under Section 16(a) of the 1934 Act reporting a reduction in beneficial ownership of shares of Common Stock, preferred stock or other capital stock or any securities convertible into or exercisable or exchangeable for Common Stock, preferred stock or other capital stock shall be required to be made during the Lock-Up Period and (D) in the case of a transfer pursuant to clause (1) or (2) above, no voluntary filing with the Securities and Exchange Commission or other public report, filing or announcement shall be made in respect of such transfer during this Lock-Up Period. For purposes of this paragraph, “immediate family” shall mean any relationship by blood, marriage or adoption not more remote than the first cousin.

Prior to engaging in any transaction or taking any other action that is subject to the restrictions imposed by this agreement at any time during the period from and including the date of this agreement, the undersigned will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period has expired.

The undersigned further agrees that the Company may, with respect to any Common Stock, preferred stock or other capital stock or any securities convertible into or exercisable or exchangeable for Common Stock, preferred stock or other capital stock owned or held (of record or beneficially) by the undersigned, cause the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period.

The undersigned hereby waives any and all notice requirements and rights with respect to the registration of any securities pursuant to any agreement, instrument, understanding or otherwise, including any registration rights agreement or similar agreement, to which the undersigned is a party or under which the undersigned is entitled to any right or benefit and any tag-along rights, co-sale rights or other rights to have any securities (debt or equity) included in the offering contemplated by this agreement or sold in connection with the sale of Securities pursuant to the Underwriting Agreement, provided that such waiver shall apply only to the public offering of Common Stock pursuant to the Underwriting Agreement and each registration statement filed under the Securities Act of 1933, as amended in connection therewith.

If the undersigned is an officer or director of the Company, (1) JPM and BofA agree that, at least three (3) business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of the Common Stock or other securities, it will notify the Company of the impending release or waiver, and (2) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two (2) business days before the effective date of the release or waiver. Any release or waiver granted by JPM and BofA to any such officer or director shall only be effective two (2) business days after the publication date of such press release. The provisions of this paragraph will not apply if (i) the release or waiver is effected solely to permit a transfer not for consideration and (ii) the transferee has agreed in writing to be bound by the same terms described in this agreement to the extent and for the duration that such terms remain in effect at the time of the transfer. The undersigned acknowledges and agrees that JPM and BofA may elect whether or not to grant any such release or waiver in their sole and absolute discretion.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement and that this agreement has been duly authorized (if applicable), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. The electronic signature of the undersigned (complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) of this agreement shall have the same validity and effect as a signature affixed by the hand of the undersigned.

[Include for all natural person signees -- The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the offering of the securities and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate.]

If the Underwriting Agreement is not executed by the parties thereto prior to March 31, 2024, this agreement shall automatically terminate and become null and void.

The undersigned acknowledges and agrees that whether or not any public offering of Common Stock actually occurs depends on a number of factors, including market conditions.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature Page Immediately Follows]

IN WITNESS WHEREOF, the undersigned has executed and delivered this agreement as of the date first set forth above.

Yours very truly,

Print Name:

EXHIBIT D-2
FORM OF PRESS RELASE

PALMER SQUARE CAPITAL BDC INC.
[●], 20[●]

Palmer Square Capital BDC Inc. (the “Company”) announced today that J.P. Morgan Securities LLC and BofA Securities, Inc., lead book-running managers for the Company’s initial public offering of [●] shares of common stock that closed on [●], 2024 are [waiving] [releasing] a lock-up restriction with respect to [●] shares of the Company’s common stock held by [certain officers or directors] [an officer] [a director] of the Company. The [waiver] [release] will take effect on [●], 20[●] and the shares may be sold on or after such date.

This press release is not an offer to sell or the solicitation of an offer to buy the securities in the United States or in any other jurisdiction and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

EXHIBIT E

FORM OF OPINION OF COMPANY COUNSEL

[DECHERT TO PROVIDE]

E-1

EXHIBIT F

PRICE-RELATED INFORMATION

Public offering price: $[●] per share

Number of Initial Securities: [●]

Number of Option Securities: [●]

Settlement date: [●]

F-1

EXHIBIT G

ISSUER GENERAL USE FREE WRITING PROSPECTUSES

[List or state “None”]

G-1

EXHIBIT H

WRITTEN TESTING-THE-WATERS COMMUNICATION

[List or state “None”]

H-1